     This SUBSCRIPTION AGREEMENT, as of June 26, 1996, is made and entered into by and among Morningside AM Acquisition Corp., a Delaware corporation ("Holding") and Carson Products Company, a Delaware corporation ("Investor"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 7.01.

     WHEREAS, Holding desires to issue and sell 300 newly issued shares of Payment in Kind Preferred Shares (the "PIK Preferred" or the "Shares") for a purchase price of $10,000.00 per share to Investor; and

     WHEREAS, the Investor desires to purchase 300 of the PIK Preferred Shares which will, after giving effect to the issuance of other shares of the Preferred Stock of Holding to be issued on the Closing Date, constitute 100% of the outstanding Preferred Stock of Holding, on the terms and subject to the conditions set forth in this Agreement and;

     WHEREAS, the PIK Preferred Shares are to be issued to Investor for an investment in the amount of $3,000,000 by Investor. In partial consideration for said investment, Holding agrees, on its behalf, and on behalf of it wholly owned Subsidiary, A.M. Cosmetics, Inc., ("AM") that for a period of five (5) years commencing on July 1, 1996, that: 1) AM will not "contract manufacture" for any other ethnic cosmetics line; 2) AM will agree to produce a cosmetics line for Investor, as designed and directed by Investor, at AM's cost plus a maximum 25% markup; and 3) AM will agree to provide the necessary research and development for formulations for the ethnic cosmetic product line(s) as determined by Investor, at no additional cost to Investor.

     NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               PURCHASE AND SALE

     1.01 Purchase and Sale.  Holding agrees to issue and sell to Investor, and
          -----------------
Investor agrees to purchase from Holding 300 Shares of PIK Preferred Shares which have the rights and privileges described in the "Restated Certificate of Incorporation of Morningside AM Acqusition Corp.", Exhibit "A", attached hereto and incorporated herein.

     1.02 Purchase Price.  The purchase price for the Shares (the "Purchase
          ---------------
Price") shall be ten thousand dollars ($10,000.00) per share, payable in immediately available United States funds at the Closing in the manner provided in Section 1.03.

     1.03 Closing.  The closing (the "Closing") of the transactions contemplated
          -------
by this Article I will take place at the offices of Cahill Gordon & Reindel, Eighty Pine Street, New

York, New York 10005-1702, or at such other place as Holding and Investor agree, simultaneously with the Closing as that term is defined in the Purchase Agreement dated June 6, 1996. At the Closing, (a) Investor will pay its portion of the Purchase Price to Holding by wire transfer of immediately available funds to such account as Holding may reasonably direct by written notice delivered to Investor by Holding at least two (2) Business Days before the Closing Date and
(b) Holding shall issue and sell to Investor such Investor's Shares, free and clear of all liens, by delivery to Investor of a certificate representing such Investor's Shares registered in the name of such Investor, with requisite stock transfer tax stamps, if any, attached. Such certificates representing the Shares shall bear the endorsements provided for in Section 4.01. At the Closing, there shall also be delivered to the parties the opinion and certificates to be delivered under Articles V and VI.

                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDING

     A. Holding hereby represents and warrants to Investor that:

     2.01  Corporate Existence.  Holding is a corporation duly incorporated,
           -------------------
validly existing and in good standing under the laws of the State of Delaware. Holding has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     2.02  Authority.  The execution and delivery by Holding of this Agreement,
           ---------
and the performance by Holding of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Holding, no other corporate action on the part of Holding or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Holding and constitutes a legal, valid and binding obligation of Holding enforceable against Holding in accordance with its terms. Holding has, prior to the execution of this Agreement, furnished to Investors copies of the Restated Certificate of Incorporation of Holding, and no changes to such Restated Certificate of Incorporation have been made.

     2.03  Capital Stock; the Shares.  The authorized capital stock of Holding
           -------------------------
consists exclusively of 1,000 shares of Class A Voting Common Stock, par value $.01 per share, 1,000 shares of Class B Non-Voting Common Stock and 500 Shares of PIK Preferred Stock. As of the Closing Date, giving effect to the issuance of all shares of the Preferred Stock of Holding (including the Shares) to be issued on the Closing Date, the PIK Preferred Shares will constitute 100% of the outstanding Preferred Stock of Holding. The delivery to Investor of a certificate at the Closing representing Investor's Shares in the manner provided in Section 1.03 will transfer to such Investor good and valid title to such Investor's Shares, free and clear of all Liens. Upon such delivery and upon payment for the Shares as contemplated by Section 1.03, the Shares will be validly issued, fully paid and nonassessable.

     2.04  Regarding the Purchase Agreement.
           --------------------------------

         (a) The Purchase Agreement dated June 6, 1996 between Arthur Matney Co., Inc., Seller, (the "Company") and AM Cosmetics, Inc., Purchaser (hereinafter the "Purchase Agreement") constitutes a legal, valid and binding obligation of AM, enforceable against AM in accordance with its terms.

         (b) The representations and warranties made by AM in the Purchase Agreement are true and correct, in all material respects, on and as of the dates made and as of the date hereof and will be true and correct in all material respects as of the Closing Date.

         (c) To the best knowledge of Holding, the Purchase Agreement constitutes a legal, valid and binding obligation the Company, enforceable against the Company in accordance with its terms.

         (d) To the best knowledge of Holding, the representations and warranties made by the Company in the Purchase Agreement are true and correct, in all material respects, on and as of the dates made and as of the date hereof and will be true and correct in all material respects as of the Closing Date. Prior to entering into the Purchase Agreement, AM conducted, including by the use of outside counsel and accountants, what it believed to be reasonable due diligence with respect to the Company and its subsidiaries.

         (e) True and complete copies of the Purchase Agreement, including Schedules and Exhibits, and the financial statements referred to in Section 3.04, of the Purchase Agreement, have been-furnished to the Investor prior to the execution of this Agreement.

     2.05  Regarding the Credit Agreement and the Senior Subordinated Loan
           ---------------------------------------------------------------
Agreement and The Subordinated Loan Agreement.  The Credit Agreement, the Senior
- ----------------------------------------------
Subordinated Loan Agreement and the Subordinated Loan Agreement constitute legal, valid, binding and enforceable obligations of AM, enforceable against AM in accordance with their respective terms.

     2.06  Ownership of Stock of Acquisition Corp.  Holding owns all of the
           --------------------------------------
issued and outstanding capital stock of AM, beneficially and of record, free and clear of all Liens.

     2.07  Ownership of Stock of the Capital Stock of AM.  After the Closing,
           ---------------------------------------------
Holding will own all of the operating assets of the Company, beneficially and of record, free and clear of all Liens except for a pledge thereof pursuant to the Credit Agreement.

     2.08  Conduct of Business.  Holding has, since its incorporation, conducted
           -------------------
no business except (a) the acquisition of all of the issued and outstanding capital stock of AM, (b) the transactions contemplated by the Purchase Agreement, the Credit Agreement as of June 26, 1996 between AM, Banque Indosuez, as Agent and the Lending Institutions listed therein (the "Credit Agreement), and the Senior Subordinated Loan Agreement as of June 26, 1996 (the "Senior Subordinated Loan Agreement") among Holding, AM and the Lenders named therein, and the Subordinated Loan Agreement between AM and the Lenders named therein, and (c) the offering and sale of Holding's stock in transactions not involving a public offering.

     2.09   No Conflicts.  The execution, delivery and performance by Holding of
            ------------
this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) require any consent or approval that has not been obtained and each such consent and approval that has been obtained is in full force and effect, (b) conflict with, result in a breach of, or constitute a default under, any law or any regulation, rule or order of any governmental body to which Holding is subject, the certificate of incorporation or bylaws of Holding or any indenture or loan or credit agreement or any other agreement or lease or instrument to which Holding is a party or by which its property may be bound or affected or (e) result in, or creating any Lien upon or with respect to any of the property now owned or hereafter acquired by Holding.

     B. Holding covenants and agrees with Investor as follows (except, as to a particular Investor, as otherwise agree or consented to or waived in writing by such Investor):

     2.10  Financial Statements. (a) Holding will, until the occurrence of an
           --------------------
IPO or the time when Holding otherwise becomes subject to the periodic reporting requirements of the Exchange Act, furnish to Investor as soon as available and in any event within 90 days after the close of each fiscal year of Holding, the consolidated balance sheets of Holding and its Subsidiaries as at-the end of such fiscal year and the related consolidated statements of income, of shareholders' equity and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year (other than in the case of the first fiscal year of Holding when no such comparative figures shall be required), and a report on such consolidated balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit and shall state that such consolidated financial statement present fairly, in all material respects, the consolidated financial position of Holding and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the independent certified public accountants concur) and that the examination by such accountants was conducted in accordance with generally accepted auditing standards.

     (b) Holding will, until the occurrence of an IPO or the time when Holding otherwise becomes subject to the periodic reporting requirements of the Exchange Act, furnish to Investor as soon as practicable and in any event within 45 days after the end of the first full fiscal quarter ending after the Closing Date and each fiscal quarter thereafter, (i) the consolidated balance sheet of Holding and its Subsidiaries as at the end of such period and (ii) the related consolidated statements of income and cash flows of Holding in the form customarily prepared by management, in each case for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in comparative form the same information for the corresponding periods of the prior fiscal year together with a brief narrative discussion and analysis prepared by management describing the Company's results of operations for such fiscal quarter.

     2.11  Investment Company Act.  Holding shall not register as, or conduct
           ----------------------
its business or take any action that would cause it to become or be deemed to be, an investment company as defined in the Investment Company Act of 1940, as amended.

     2.12  Further Assurances.  Holding shall promptly execute and deliver all
           ------------------
further instruments and documents, and take all further action, that the Investors, individually or collectively, may reasonably request in order more fully to give effect to the provisions of this Agreement.

     2.13  Dividend Payment by Wire Transfer.  Holding shall pay dividends
           ---------------------------------
payable in cash with respect to the Shares, if any, by wire transfer of immediately available funds to the account of the applicable Investor reasonably specified by such Investor to Holding.

     2.14  Sales of Stock by Holding.  Holding and any Person acting on
           -------------------------
Holding's behalf shall not sell, offer, attempt to offer or solicit an offer to buy stock of Holding (a) except in a transaction registered or exempt from registration under the Securities Act and (b) in any manner that would cause the sale of the stock to the Investors pursuant to this Agreement to fail to qualify as an exempted transaction under the Securities Act. Holding will provide to the Investors a copy of any agreement or other evidence of the terms on which it is selling its Common Stock to others and shall not sell stock to any Person other than as contemplated in this Agreement, the Other Subscription Agreement or such other terms as are disclosed to the Investors.

     2.15  Transactions with Affiliates.  Holding will not and will not permit
           ----------------------------
any subsidiary of Holding to, enter into an transaction or series of transactions, whether or not in the ordinary course of business, with any holder (excluding Indosuez and other participating Lenders) of 5% or more of any class of equity securities of Holding or with any Affiliate of Holding other than on terms and conditions substantially as favorable to Holding of such subsidiary as would be obtainable by Holding or such subsidiary at the time in a comparable arm's-length transaction with a Person other than a holder of 5% or more of any class of equity securities of Holding or an Affiliate of Holding; provided that the foregoing restrictions shall not apply to (i) transactions between Holding and any of its Wholly Owned Subsidiaries (as defined in Section 9 of the Senior Subordinated Loan Agreement) and between Wholly Owned Subsidiaries (as so defined); (ii) the payment of reasonable fees to Banque Indosuez and its Affiliates for financial services, such fees not to exceed the usual and customary fees for similar services, (iii) transactions, including the issuance of capital stock of Holding or any of its subsidiaries, pursuant to any pension, stock option, profit sharing or-other employee benefit plan or agreement of Holding or any of its subsidiaries in the ordinary course of business, (iv) the Management Assistance Agreement between Morningside Capital Group LLC and AM dated as of the Closing Date, (v) the Manufacturing Agreement and Sales and Marketing Agreement between AM and Investor, and (vi) this Agreement, the Other Subscription Agreement, and the Purchase Agreement and the transactions contemplated thereby.

                                  ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTOR

     Investor hereby represents and warrants,, as of the date hereof and as of the Closing Date, and (as to Section 3.03) covenants to Holding that as to itself:

     3.01  Corporate Power.  Investor has full power and authority to execute
           ---------------
and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     3.02  Authority.  The execution and delivery by Investor of this Agreement,
           ---------
and the performance by Investor of its obligations hereunder, have been duly and validly authorized by all necessary corporate action, no other action on the part of Investor being necessary. This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

     3.03  Investment Representations and Agreement.  Investor understands that
           ----------------------------------------
the Shares have not been registered under the Securities Act. Investor is acquiring the Shares for Investor's own account, for investment and not with a view to the distribution thereof; provided, that the disposition of Investor's property and the property of any accounts for which Investor is acting as fiduciary or agent shall at all times be and remain within the control of Investor and Investor may at any time and from time to time sell some or all of its Shares in its sole discretion, subject to applicable law. Investor agrees that Investor will not, and understands that under the Securities Act Investor may not, sell or otherwise dispose of any of the Shares except pursuant to an effective registration-statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act.

     3.04  No Conflicts.  The execution, delivery and performance by Investor of
           ------------
this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) require any consent or approval that has not been obtained and each such consent and approval that has been obtained is in full force and effect, (b) conflict with, result in a breach of, or constitute a default under, any law or any regulation, rule or order of any governmental body to which Investor is subject, the certificate of incorporation or bylaws, or equivalent documents, of Investor or any indenture or loan or credit agreement or any other agreement, lease or instrument to which Investor is a party or by which it or its property may be bound or affected or (d) result in, or create any Lien upon or with respect to any of the property now owned or hereafter acquired by Investor.


                                   ARTICLE IV

                                    LEGENDS

     4.01  Legends.  Each outstanding certificate representing Shares shall,
           -------
until such Shares are sold in a Public offering or pursuant to Rule 144, bear endorsements reading substantially as follows:

         The sale, assignment, pledge, encumbrance or other transfer of the shares represented by this certificate is subject to the provisions of a Subscription Agreement, as of June 26, 1996, by and among Morningside AM Acquisition Corp. and the Investor referred to therein, a copy of which is on file at the principal executive office of Morningside AM Acquisition Corp. The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act or in a transaction exempt from the registration requirements of such Act.

                                   ARTICLE V

                      CONDITIONS TO OBLIGATIONS OF HOLDING

     The obligations of Holding hereunder to issue and sell the Shares are subject to the fulfillment of each of the following conditions (all or any of which may be waived in whole or in part by Holding in its sole discretion):

     5.01  Representations and Warranties.  The representations and warranties
           ------------------------------
made by Investor in this Agreement shall be true and correct, in all material respects, and as of the Closing Date as though made on and as of the Closing Date.

     5.02  Closing.  The Closing (as defined in the Purchase Agreement) shall
           -------
have occurred, the Initial Loans (as defined in the Credit Agreement) shall have been made and the closing of the initial purchase of the Loans (as defined in the Senior Subordinated Loan Agreement and the Subordinated Loan Agreement) shall have occurred, all simultaneously with the Closing hereunder.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF INVESTOR

     The obligations of Investor hereunder to purchase the Shares are subject to the fulfillment of each of the following conditions (all or any of which may be waived in.whole or in part by Investor in its sole discretion):

     6.01  Representations and Warranties.  The representations and warranties
           ------------------------------
made by Holding in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date as though made on and as of the Closing Date.

     6.02  Officer's Certificate.  Holding shall have delivered to Investor a
           ---------------------
certificate of Holding, dated the Closing Date, executed on its behalf by the Chairman of the Board, the President or any Vice President of Holding, substantially in the form of Exhibit B hereto, and a certificate of Holding, dated the Closing Date, executed on its behalf by the Secretary of Holding, substantially in the form of Exhibit C hereto.

     6.03  Closing.  The Closing (as defined in the Purchase Agreement) shall
           -------
have occurred, the Initial Loans (as defined in the Credit Agreement) shall have been made and the closing of the initial purchase of the Loans (as defined in the Senior Subordinated Loan Agreement and the Subordinated Loan Agreement) shall have occurred, all simultaneously with the Closing hereunder.

     6.04  Opinion of-Counsel.  Investor shall have received the opinion of
           ------------------
Bathgate, Wegener & Wolf, counsel to Holding, as of the Closing Date, substantially in the form and to the effect of Exhibit (B) to the Senior Subordinated Loan Agreement.


                                  ARTICLE VII

                                  DEFINITIONS

     7.01  Definitions.  Except as otherwise specifically indicated, the
           -----------
following terms will have the following meanings for all purposes of this
Agreement:

     "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.

     "Agreement" means this Subscription Agreement, as the same shall be amended from time to time.

     "AM" means AM Cosmetics, Inc., a Delaware corporation.

     "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in New York City are authorized or obligated to close.

     "Closing" has the meaning ascribed to it in Section 1.03.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended from time to-time and the regulations promulgated thereunder.

     "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

     "Common Stock" means shares of Class A Common Stock or Class B Common Stock, as constituted on the date hereof, and any stock into which such Class A Common Stock or Class B Common Stock shall have been changed or any stock resulting from any reclassification of such Class A Common Stock or Class B Common Stock.

     "Company" means Arthur Matney Co., Inc., a New York corporation.

     "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract.

     "Credit Agreement" has the meaning ascribed to it in Section 2.08.

     "GAAP" means generally accepted accounting principles in the United.States of America as in effect from time to time.

     "Holding" has the meaning ascribed to it in the preamble.

     "Investor" has the meaning ascribed to it in the preamble.

     "Liens" means any mortgage, pledge, assessment security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract to give any of the foregoing, but excluding, in the case of securities, restrictions under the Securities Act on the sale of such securities.

     "Other Subscription Agreement" means the Subscription Agreements as of the date hereof by and between Holding, and AM Partners, LP. and between Holding, Indosuez Matney Partners and Indosuez CM II, Inc.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

     "PIK Preferred Stock" has the meaning ascribed to it in the preamble and more particularly described in Exhibit A of the Agreement.

     "Purchase Agreement" means the Purchase Agreement dated June 6, 1996, by and between AM and Arthur Matney Co., Inc.

     "Purchase Price" has the meaning ascribed to it in Section 1.02.


     "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Senior Subordinated Loan Agreement" has the meaning ascribed to it in
Section 2.08.

     7.02 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.01  Notices.  All notices, requests and other communications hereunder
           -------
must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Holding, to:    Morningside AM Acquisition Corp.
                           1 Morningside Drive, North
                           Suite 200
                           Westport, CT 06880
                           Facsimile No. (203) 226-8011
                           Attn:  Vincent A. Wasik

     with a copy to:       Bathgate, Wegener & Wolf, P.C.
                           One Airport Road
                           PO Box 2043
                           Lakewood, NJ 08701
                           Facsimile No. (908) 363-9864
                           Attn:  Lawrence E. Bathgate, II, Esq.

     If to Investor, to:   Carson Products Company
                           64 Ross Street
                           PO Box 22309
                           Savannah, GA 31405
                           Facsimile No.: (912) 651-3424
                           Attn:  Dr. Leroy Keith, President
     with a copy to:       Carson Products Company
                           64 Ross Street
                           PO Box 22309
                           Savannah, GA 31405
                           Facsimile No. (908) 363-9864
                           Attn:  Corporate Secretary

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 8.01, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided this Section 8.01, be deemed given upon receipt, and (iii) delivered by mail in the manner described above to the address provided in this Section 8.01, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     8.02  Entire Agreement.  This Agreement supersedes all prior discussions
           ----------------
and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     8.03  Amendment.  This Agreement may be amended, supplemented or modified
           ---------
only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of Holding and the Investor.

     8.04  Waiver.  Any term or condition of this Agreement may be waived at any
           ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf the party waiving such term or condition. No waiver by any part of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

     8.05  No Third Party Beneficiary.  The terms and provisions of this
           --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

     8.06  Successors and Assigns.  This Agreement is binding upon, inures to
           ----------------------
the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     8.07  Headings.  The headings used in this Agreement have been inserted for
           --------
convenience of reference only and do not define or limit the provisions hereof.

     8.08  Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     8.09  Remedies.  Except as otherwise expressly provided for herein, no
           --------
remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

     Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that-each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and Holding and Investor, by Investor's acquisition of its Registrable Securities, hereby waive any and all defenses they may have on the grounds of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

     8.10  Governing Law.  This Agreement shall be govern by and construed in
           -------------
accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     8.11  Counterparts.  This Agreement may be executed any number of
           ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                       MORNINGSIDE AM ACQUISITION CORP.

                       By:_____________________________________
                           Vincent A. Wasik, CEO and President


                       CARSON PRODUCTS COMPANY


                       By:______________________________________
                          Name:  Dr. Leroy Keith
                          Title: Chairman/CEO

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